SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                      November 5, 2004 (November 5, 2004)


                             M & F Worldwide Corp.
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             (Exact name of Registrant as specified in its charter)


         Delaware                  001-13780             02-0423416
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(State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)            File Number)      Identification No.)


    35 East 62nd Street
    New York, New York                                       10021
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  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  (212) 572-8600
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                                      N/A
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        (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

         The following disclosure is being furnished pursuant to Item 2.02 of this Form 8-K:

         On November 5, 2004, M & F Worldwide Corp. issued a press release announcing its results for the third quarter ended September 30, 2004. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

         (c)      Exhibits

         99.1     Press Release, dated November 5, 2004

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     M & F WORLDWIDE CORP.


Date:  November 5, 2004              By:   /s/ Barry F. Schwartz, Esq.
                                           ------------------------------
                                           Name:  Barry F. Schwartz, Esq.
                                           Title: Executive Vice President and
                                                  General Counsel

                                 EXHIBIT INDEX

Exhibit No.      Document
----------       --------

   99.1          Press Release, dated November 5, 2004

                                                                 Exhibit 99.1


                                                         Contact:  Mark Baker

                                                               (212)-484-7780

                          M & F WORLDWIDE CORPORATION

             REPORTS INCOME FOR 2004 THIRD QUARTER AND NINE MONTHS

NEW YORK, NY - NOVEMBER 5, 2004 - M & F Worldwide Corp. (NYSE: MFW - News), today reported results for the third quarter and nine months ended September 30, 2004.

Revenues for the third quarter were $21.7 million, as compared to $22.7 million in the prior year quarter. The Company's revenues were lower in the 2004 quarter, primarily due to decreased domestic sales to the international tobacco industry resulting from lower shipment volume related to higher excise taxes on tobacco products in certain major markets, decreased non-licorice sales to the domestic tobacco industry due to the discontinued use of one product by a major customer and decreased foreign sales volume partially offset by a favorable exchange translation effect on the Company's Euro denominated revenues. The decreases were partially offset by increased domestic sales to the tobacco industry in the United States. Net income from continuing operations was $6.4 million for the 2004 quarter, compared to $7.1 million for the 2003 quarter. The decrease in net income in the 2004 period was due to the decline in sales and an increase in expenses primarily from the write-off of deferred financing costs of $1.5 million related to the early repayment of the Company's outstanding debt partially offset by the reversal of tax reserves for certain prior year issues due to the resolution of certain tax audits in 2004. Basic earnings per common share from continuing operations were $0.34 in the 2004 quarter and $0.38 per common share in the 2003 quarter. Diluted earnings per common share from continuing operations were $0.32 in the 2004 quarter and $0.37 per common share in the 2003 quarter.

Revenues for the nine months ended September 30, 2004 were $71.7 million as compared to $73.1 million in the 2003 nine month period. The Company's revenues were lower in 2004 due to decreased domestic sales to the United States tobacco industry, partially offset by increased domestic sales to international tobacco customers. The decline was caused principally by some of our customers' inventory reductions and shifting of production to overseas facilities by several large customers. Non-tobacco revenues decreased in the 2004 period compared to the 2003 period, and foreign sales increased mainly due to a favorable exchange translation effect on the Company's Euro denominated sales. Net income from continuing operations was $16.6 million for the 2004 period compared to $16.6 million for the 2003 period. Net income in the 2004 period equaled the 2003 period despite the decrease in sales and increase in expenses related to deferred financing costs of $1.5 million, due to lower cost of sales reflecting a more favorable mix of products sold in 2004, lower interest expense and the reversal of tax reserves for certain prior year issues due to the resolution of certain tax audits in 2004. Basic earnings per common share from continuing operations were $0.90 in the 2004 period and $0.91 in the 2003 period. Diluted earnings per common share from continuing operations were $0.83 in the 2004 period and $0.88 in the 2003 period.

M & F Worldwide is the world's largest producer of licorice extract.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. The Company's actual results may differ materially from those discussed in such forward-looking statements. In addition to factors described in the Company's Securities and Exchange Commission filings and others, the following factors could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company: (a) economic, climatic or political conditions in countries in which the Company sources licorice root; (b) economic, climatic or political conditions that have an impact on the worldwide tobacco industry or on the consumption of tobacco products in which licorice flavorings are used; (c) additional governmental regulation of tobacco products, tobacco industry litigation or enactment of new or increased taxes on cigarettes or other tobacco products, to the extent any of the foregoing curtail growth in or actually reduce consumption of tobacco products in which licorice flavorings are used; (d) the failure of third parties to make full and timely payment to the Company for environmental, asbestos, tax and other matters for which the Company is entitled to indemnification; (e) any inability to obtain indemnification for any significant group of asbestos-related claims pending against the Company; (f) lower than expected cash flow from operations; (g) significant increases in interest rates; and (h) unfavorable foreign currency fluctuations. The Company assumes no responsibility to update the forward-looking statements contained in this release.

                              - table to follow -

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

                                  M & F Worldwide Corp. and Subsidiaries

                                     Consolidated Statements of Income
                                   (in millions, except per share data)


                                                                           Three Months Ended         Nine Months Ended
                                                                             September 30,              September 30,
                                                                         -----------------------    -----------------------
                                                                           2004         2003          2004         2003
                                                                         ----------   ----------    ----------   ----------


 Net revenues                                                               $ 21.7       $ 22.7        $ 71.7       $ 73.1
 Cost of revenues                                                             10.8         11.3          34.3         35.9
                                                                         ----------   ----------    ----------   ----------
 Gross profit                                                                 10.9         11.4          37.4         37.2
 Selling, general and administrative expenses                                  3.7          3.8          12.3         12.4
                                                                         ----------   ----------    ----------   ----------
 Operating income                                                              7.2          7.6          25.1         24.8
 Interest income                                                               0.3          0.3           0.8          0.9
 Interest (expense)                                                          (0.3)        (0.7)         (1.2)        (2.3)
 Other (expense) income                                                      (1.6)          0.6         (2.3)          0.1
                                                                         ----------   ----------    ----------   ----------
 Income from continuing operations before income taxes                         5.6          7.8          22.4         23.5
 Provision / (benefit) for income taxes                                      (0.8)          0.7           5.8          6.9
                                                                         ----------   ----------    ----------   ----------
 Net income from continuing operations                                         6.4          7.1          16.6         16.6
 Gain from discontinued operations, net of taxes                                 -          0.6             -          0.6
                                                                         ----------   ----------    ----------   ----------
 Net income                                                                 $  6.4       $  7.7        $ 16.6       $ 17.2
                                                                         ==========   ==========    ==========   ==========


 Basic earnings per common share:
         Undistributed earnings from continuing operations                  $ 0.34       $ 0.38        $ 0.90       $ 0.91
         Undistributed earnings from discontinued operations                     -         0.04             -         0.04
                                                                         ----------   ----------    ----------   ----------
                Total common stock                                          $ 0.34       $ 0.42        $ 0.90       $ 0.95
                                                                         ==========   ==========    ==========   ==========

 Diluted earnings per common share:
         Undistributed earnings from continuing operations                  $ 0.32       $ 0.37        $ 0.83       $ 0.88
         Undistributed earnings from discontinued operations                     -         0.03             -         0.04
                                                                         ----------   ----------    ----------   ----------
                Total common stock                                          $ 0.32       $ 0.40        $ 0.83       $ 0.92
                                                                         ==========   ==========    ==========   ==========